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                                                                 EXHIBIT 99.1(c)


             MERRILL LYNCH MULTI-STATE MUNICIPAL BOND SERIES TRUST


   The undersigned, constituting a majority of the Trustees of Merrill Lynch Multi-State Municipal Bond Series Trust (the "Trust"), a Massachusetts business trust which is a series trust consisting of four series as of the date hereof, including Merrill Lynch Michigan Municipal Bond Fund, Merrill Lynch New York Municipal Bond Fund, Merrill Lynch Ohio Municipal Bond Fund, and Merrill Lynch Pennsylvania Municipal Bond Fund, hereby certify that the Trustees of the Trust have duly adopted the following amendment to the Declaration of Trust of the Fund dated the 2nd day of August, 1985, as amended.

Voted: That the Declaration of Trust dated August 2, 1985, as amended, be and it hereby is amended to change the name of the Trust from "Merrill Lynch Multi-State Municipal Bond Series Trust" to "Merrill Lynch Multi-State Municipal Series Trust" in the following manner:

             1.1. Name. The name of the trust created hereby (the "Trust", which term shall be deemed to include any Series of the Trust when the context requires) shall be "Merrill Lynch Multi-State Municipal Series Trust", and so far as may be practicable the Trustees shall conduct the activities of the Trust, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust or any Series thereof. Each Series of the Trust which shall be established and designated by the Trustees pursuant to
          Section 6.2 shall conduct its activities under such name as the Trustees shall determine and set forth in the instrument establishing such Series. Should the Trustees determine that the use of the name of the Trust or any such Series is not advisable, they may select such other name for the Trust or such Series as they deem proper and the Trust or Series may conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

   IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have signed this Certificate in duplicate original counterparts and have caused a duplicate original to be lodged amount the records of the Trust as required
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by Article X of the Declaration of Trust, as of the 21st day of December, 1987.



                                      /s/ Arthur Zeikel
                                      -----------------------------------------
                                      Arthur Zeikel
                                      279 Watchung Fork
                                      Westfield New Jersey 07090



                                      /s/ Kenneth S. Axelson
                                      -----------------------------------------
                                      Kenneth S. Axelson
                                      307 Gross Neck Road
                                      Waldoboro, Maine 04572



                                      /s/ Andre F. Perold
                                      -----------------------------------------
                                      Andre F. Perold
                                      56 Burnstable Road
                                      West Newton, Massachussetts 02165



                                      /s/ Robert F. Vandell
                                      -----------------------------------------
                                      Robert F. Vandell
                                      106 Cavalier
                                      Charlottesville, Virginia 22906


                                      /s/ Herbert I. London
                                      -----------------------------------------
                                      Herbert I. London
                                      Washington Square Village
                                      New York, New York 10012


                                      /s/ Joseph L. May
                                      -----------------------------------------
                                      Joseph L. May
                                      2305 Hampton Avenue
                                      Nashville, Tennessee 37215


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